UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 5, 2010 (December 31, 2009)

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53291
(Commission File No.)

1781 Larkspur Drive
Golden, CO   80401
(Address of principal executive offices and Zip Code)

(303) 526-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 3, 2009, we entered into a Consulting Services Agreement (the “Agreement”) with Robert Lupo and/or assignees.  The same was disclosed in a Form 8-K filed with the SEC on December 8, 2009. The consultant will provide public relations, and advisory, and consulting services to the Company in conjunction with the development of the Company’s marketing plan, business plan, and goals.   The contract has a one year term, and 300,000 shares of restricted stock will be issued within 30 days after the date of this contract.  Under certain conditions, the contract can be terminated by either party after 30 days written notice.  On December 31, 2009 we executed an addendum to the Agreement in order to extend the term of the agreement by an additional 60 days and includes a probationary period of 60 days in order that we can determine whether or not the Agreement remains in effect and whether or not any compensation by way of share issuance is due.  This is to be at our sole discretion.  Otherwise the Agreement should terminate.

On December 31, 2009, we entered into a Geological and Business Development Consulting Services Agreement (the “Consulting Agreement”) with Jack V. Everett (“Everett”) under which Everett will provide public relations services, geological services, and consulting services to us in consideration of $20,000.00 and 68,775 restricted shares of common stock both of which will be paid quarterly.  We agreed to piggy-back registration rights on the shares of common stock issued under the Consulting Agreement.  The term of the Consulting Agreement is twelve months.

On January 4, 2010, we entered into a finder’s fee agreement with Robert A. Young, d/b/a The RAYA Group (“Young”) wherein we agreed to pay Young fees for introducing us to investors who invested in our private placements and joint ventures.  The fee will be 10% of the first $10,000,000 and 5% of amounts in excess of $10,000,000.  The term of finder’s fee agreement is five years.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

As of December 31, 2009, we sold 2,701,001 Units and raised $1,620,600.  Each Unit consists of one share of common stock and one redeemable warrant. Two redeemable warrants and payment of $1.25 entitles the holder to purchase one additional share of common stock.  The exercise period of the redeemable warrants is thirty-six months from September 9, 2009. The redeemable warrants are callable us upon thirty (30) days written notice to the warrant holder. If the redeemable warrants are not exercised within 30 days of being called by us, the same will terminate and may not be exercised thereafter.  Of the 2,701,001 Units issued by us, 821,667 were used pursuant to Reg. S of the Securities Act of 1933 in that each of the purchasers was a non-US person as that term is described in Reg. S and each transaction took place outside the United States of America.  The remaining 1,879,334 Units were issued pursuant to Reg. 506 of the Securities Act of 1933.  A Form D was filed with the SEC October 23, 2009 with each state in which Units were sold.  Each person being issued shares of common stock was an “accredited investor” as that term in defined in Reg. 501 of the Securities Act of 1933.   In conjunction with the foregoing, we paid Dorn & Co., Inc. of Fergus Falls, Minnesota, sales commissions of $45,900.

On December 31, 2009, we issued 68,775 restricted shares of common stock pursuant to the Consulting Agreement with Jack V. Everett (“Everett”) which is referred to in Item 1.01 of this report.  The restricted shares of common stock were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, in that Everett was given the same information that could be found in part one of a Form S-1 registration statement and is a sophisticated investor.

ITEM 8.01     OTHER MATTERS

On November 4, 2009, Roger Newell, our president and a member of our board of directors resigned as an officer and director resigned as member of the board of directors of Capital Gold Corporation.  Capital Gold Corporation is traded on the Bulletin Board under the symbol “CGC and on the TSX Exchange under the symbol “CGLD”.

On December 23, 2009, Roger Newell, our president and a member of our board of directors was appointed to the board of directors of Midway Gold Corporation.  Midway Gold Corporation’s common stock is traded on the American Stock Exchange and the TSX Exchange under the symbol “MDW”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of January, 2010.

LAKE VICTORIA MINING COMPANY, INC.

BY:	HEIDI KALENUIK
Heidi Kalenuik
Secretary, Treasurer and a member of the Board of Directors